Exhibit 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571

www.laredopetro.com

Laredo Petroleum Announces Expansion of Oil-Weighted Western Glasscock Leasehold

TULSA, OK - September 19, 2021 - Laredo Petroleum, Inc. (NYSE: LPI) ("Laredo" or the "Company") today announced the signing of a purchase and sale agreement to acquire approximately 20,000 net acres in western Glasscock County from Pioneer Natural Resources Company (NYSE: PXD) ("Pioneer") for approximately $230 million, subject to customary closing price adjustments. This is Laredo’s second significant acquisition in 2021, as the Company continues to execute its transformational strategy and expand its high-margin inventory. The leasehold to be acquired is directly adjacent to Laredo’s existing western Glasscock leasehold, expanding its oil-weighted core development area in the prolific Midland Basin. The transaction is expected to close in October 2021.

Highlights:

•	Increases high-margin, oil-weighted inventory by 50%, extending development runway to approximately seven years at current activity levels

•	Expands core development area in western Glasscock County to ~22,200 net acres

•	Accretive to Free Cash Flow[1] and Net Asset Value[1] per share

•	Company remains on track to achieve previously stated YE-22 leverage target of 1.5x Net Debt/TTM Adjusted EBITDA[1]

Acquisition Details:

•	~20,000 net acres (~80% operated, 98% held by production) directly offsetting the Company’s existing western Glasscock leasehold

•	~135 gross operated oil-weighted locations (90% WI, average royalty of 20%) with an average lateral length of 9,700 feet

•	Currently producing ~4,400 barrels of oil equivalent per day (59% oil, 82% liquids)

•	Purchase price comprised of $160 million in cash and issuance of 959,691 shares of Laredo common equity to Pioneer

•	Maintains current expectations for 2022 activity levels of two drilling rigs and one completions crew

"Upon closing this transaction, we will have acquired more than 55,000 net acres of highly productive, oil-weighted inventory in Howard and western Glasscock counties in just two years, fundamentally transforming Laredo," stated Jason Pigott, President and Chief Executive Officer. "Seven years of inventory across these core areas will enhance our ability to deliver sustainable, long-term Free Cash Flow1 generation and to rapidly deleverage. Through transactions like today’s, we continue to demonstrate our ability to integrate premier locations into our operations and enhance our return profile while operating in an environmentally responsible and sustainable manner."

1Non-GAAP financial measure; please see definitions of non-GAAP financial measures at the end of this release.

About Laredo

Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties, primarily in the Permian Basin of West Texas.

Additional information about Laredo may be found on its website at www.laredopetro.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.

General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties, oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries ("OPEC+"), the outbreak of disease, such as the coronavirus ("COVID-19") pandemic, and any related government policies and actions, changes in domestic and global production, supply and demand for commodities, including as a result of the COVID-19 pandemic and actions by OPEC+, long-term performance of wells, drilling and operating risks, the increase in service and supply costs, tariffs on steel, pipeline transportation and storage constraints in the Permian Basin, the possibility of production curtailment, hedging activities, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, possible impacts of litigation and regulations, the impact of the Company's transactions, if any, with its securities from time to time, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, the impact of new environmental, health and safety requirements applicable to the Company's business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2020, Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on May 11, 2021, and those set forth from time to time in other filings with the SEC. These documents are available through Laredo's website at www.laredopetro.com under the tab "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Laredo's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Laredo does not intend to, and disclaims any obligation to, correct update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

This press release and any accompanying disclosures include financial measures that are not in accordance with generally accepted accounting principles ("GAAP"), such as Free Cash Flow, Net Asset Value and Adjusted EBITDA. While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. For definitions of such non-GAAP financial measures, please see the supplemental financial information at the end of this press release. Unless otherwise specified, references to "average sales price" refer to average sales price excluding the effects of the Company's derivative transactions.

All amounts, dollars and percentages presented in this press release are rounded and therefore approximate.

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities (GAAP) before changes in operating assets and liabilities, net, less incurred capital expenditures, excluding non-budgeted acquisition costs. Free Cash Flow does not represent funds available for future discretionary use because it excludes funds required for future debt service, capital expenditures, acquisitions, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Free Cash Flow is useful to management and investors in evaluating operating trends in its business that are affected by production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Free Cash Flow as a measure of performance, including the lack of comparability due to the different methods of calculating Free Cash Flow reported by different companies.

Net Asset Value

Net Asset Value is a non-GAAP financial measure that the Company defines as the present value of future revenues less future expenses, less Net Debt. Net Asset Value does not represent the standardized measure of discounted future net cash flows because it adjusts for Net Debt and excludes adjustments for future income tax expense. However, management believes Net Asset Value is useful to management and investors in evaluating the value of the Company, which is affected by the pace of capital expenditures and development of inventory, future commodity prices and future prices of services utilized to develop the Company’s inventory. There are significant limitations to the use of Net Asset Value as a measure of value, including lack of comparability to calculations of Net Asset Value by other companies due to differences in assumptions utilized in the calculations.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as net income or loss (GAAP) plus adjustments for share-settled equity-based compensation, depletion, depreciation and amortization, impairment expense, mark-to-market on derivatives, premiums paid or received for commodity derivatives that matured during the period, accretion expense, gains or losses on disposal of assets, interest expense, income taxes and other non-recurring income and expenses. Adjusted EBITDA provides no information regarding a company's capital structure, borrowings, interest costs, capital expenditures, working capital movement or tax position. Adjusted EBITDA does not represent funds available for future discretionary use because it excludes funds required for debt service, capital expenditures, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Adjusted EBITDA is useful to an investor in evaluating the Company's operating performance because this measure:

•	is widely used by investors in the oil and natural gas industry to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon accounting methods, the book value of assets, capital structure and the method by which assets were acquired, among other factors;

•	helps investors to more meaningfully evaluate and compare the results of the Company's operations from period to period by removing the effect of its capital structure from its operating structure; and

•	is used by management for various purposes, including as a measure of operating performance, in presentations to the Company's board of directors and as a basis for strategic planning and forecasting.

There are significant limitations to the use of Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the Company's net income or loss and the lack of comparability of results of operations to different companies due to the different methods of calculating Adjusted EBITDA reported by different companies. The Company's measurements of Adjusted EBITDA for financial reporting as compared to compliance under its debt agreements differ.

Net Debt

Net Debt, a non-GAAP financial measure, is calculated as the face value of long-term debt less cash and cash equivalents. Management believes Net Debt is useful to management and investors in determining the Company's leverage position since the Company has the ability, and may decide, to use a portion of its cash and cash equivalents to reduce debt.

Net Debt to TTM Adjusted EBITDA

Net Debt to TTM Adjusted EBITDA, a non-GAAP financial measure, is calculated as Net Debt divided by trailing twelve-month Adjusted EBITDA. Net Debt to TTM Adjusted EBITDA is used by the Company's management for various purposes, including as a measure of operating performance, in presentations to its board of directors and as a basis for strategic planning and forecasting.

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Investor Contact:

Ron Hagood

918.858.5504

rhagood@laredopetro.com

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